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                                        Exhibit 23.3


Deloitte &
   Touche

Two Prudential Plaza
180 North Stetson Avenue
Chicago, Illinois   60601-6779


INDEPENDENT AUDITORS' CONSENT


Deere & Company:

We consent to the incorporation by reference in Registration Statements
No. 33-15949 and 33-49740 of Deere & Company on Form S-8 of our report dated April 1, 1994 relating to the John Deere Tax Deferred Savings Plan for Hourly and Incentive Paid Employees, appearing in this Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1993.




/s/ Deloitte & Touche
- - ---------------------

DELOITTE & TOUCHE
April 1, 1994

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